EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 10, 1998 included in Streicher Mobile Fueling, Inc.'s Form 10-K for the year ended January 31, 1999, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    February 23, 2000.